EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 22, 2010

 Current month                                          Performance* (Subject to verification)                           Risk Metrics* (Nov 2005 – Oct 2010)

Class	Week ROR	MTD October 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	4.2%	3.0%	3.7%	7.1%	8.0%	7.1%	12.7%	-16.5%	0.6	0.9
B**	-0.4%	4.2%	2.3%	2.9%	6.3%	N/A	6.3%	12.7%	-17.1%	0.5	0.8
Legacy 1***	-0.4%	4.2%	4.4%	N/A	N/A	N/A	0.1%	11.1%	-10.9%	0.1	0.0
Legacy 2***	-0.4%	4.2%	4.1%	N/A	N/A	N/A	-0.2%	11.1%	-11.1%	0.0	0.0
Global 1***	-0.2%	3.7%	0.8%	N/A	N/A	N/A	-1.9%	10.8%	-13.3%	-0.1	-0.2
Global 2***	-0.2%	3.7%	0.5%	N/A	N/A	N/A	-2.2%	10.7%	-13.5%	-0.2	-0.3
Global 3***	-0.2%	3.6%	-1.3%	N/A	N/A	N/A	-4.0%	10.7%	-14.6%	-0.3	-0.5

S&P 500 Total Return Index****	0.6%	3.8%	16.5%	-6.5%	1.7%	0.0%	1.7%	17.7%	-51.0%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.8%	-2.5%	11.6%	9.2%	7.6%	7.9%	7.6%	11.0%	-12.3%	0.7	1.2

*        Performance metrics are calculated using October 2010 month-to-date performance estimates

**      Units began trading in August 2003.

***    Units began trading in April 2009

****  Index is unmanaged & is not available for direct investment.  Please see Indices Overview (below) for more information. Weekly RORs are calculated  using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	22%	Long	Soybeans	3.7%	Long	15%	Long	Soybeans	3.0%	Long
			Corn	3.7%	Long			Cotton	2.0%	Long
Currencies	23%	Short $	Japanese Yen	2.5%	Long	25%	Short $	Japanese Yen	3.7%	Long
			Euro	1.8%	Long			Australian Dollar	2.3%	Long
Energy	9%	Long	Natural Gas	2.3%	Short	11%	Short	Natural Gas	3.9%	Short
			Heating Oil	1.8%	Long			Heating Oil	1.4%	Long
Equities	18%	Long	DAX Index	2.6%	Long	24%	Long	Dax Index	4.0%	Long
			Hang Seng Index	2.6%	Long			Hang Seng Index	3.1%	Long
Fixed Income	13%	Long	Japanese Gov’t Bond	3.2%	Long	12%	Long	Japanese Gov’t Bond	3.2%	Long
			U.S. Treasury Bonds	2.6%	Long			U.S. Treasury Bonds	1.2%	Long
Metals	15%	Long	Gold	4.3%	Long	13%	Long	Gold	4.8%	Long
			Copper	2.08%	Long			Silver	1.65%	Long

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Wheat prices fell on speculation global demand for U.S. wheat may be declining.  Soybean prices rallied on reports of strong export data.  In the sugar markets, prices predominantly rose because of supply concerns stemming from recent dry weather in key Brazilian farming areas.

Currencies
The U.S. dollar strengthened against major counterparts because of increased safe-haven buying in response to China’s decision to raise interest rates.  The Great British pound was driven lower because of speculation the Bank of England would resume quantitative easing in early 2011.  Fears of higher interest rates in China, which would cause slow growth in Australasia, caused the Australian dollar to fall.

Energy
Crude oil markets moved higher following forecasts that recent strength in the U.S. equity markets would bolster industrial demand for energy products.  Natural gas prices fell due to depressed demand caused by warm weather and elevated U.S. inventories.

Equities
Investors drove prices higher in the European and North American equity markets in response to strong corporate earnings for the third quarter.  In Japan, equity prices predominantly declined due to bearish forecasts for economic growth in the region.

Fixed Income
U.S. treasury markets moved higher, propelled by increased buying in China.  In Europe, the Bund markets declined after reports German investor sentiment declined due to less-than-expected liquidations in safer debt instruments.

Metals
A stronger U.S. dollar lowered prices in the gold and silver markets.  Copper prices declined due to beliefs the higher interest rates in China would reduce industrial demand.  Nickel prices moved lower due to liquidations by speculators who were attempting to lock in profits made during the recent uptrend in the nickel markets.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.